Exhibit 10.53

AMENDMENT NO. 4 TO
REPUBLIC SERVICES, INC. DEFERRED COMPENSATION PLAN
AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2010

WHEREAS, Republic Services, Inc. (the “Company”) maintains the Republic Services, Inc. Deferred Compensation Plan (the “Plan”);

WHEREAS, the Plan was most recently amended and restated effective as of January 1, 2010 and further amended by the first, second and third amendments thereto; and

WHEREAS, the Company desires to further amend the Plan (i) to provide for the crediting of Units under the Republic Services Stock Unit Fund on account of a Participant’s election to defer Stock-Settled Performance Shares, and (ii) to exclude Stock-Settled Performance Shares in the same manner that restricted stock units are excluded from the definition of Plan Compensation and a Participant’s Annual Deferral Amount under Section 3.6 of the Plan, for purposes of calculating a Participant’s Company Restoration Matching Amount (in each case, as those capitalized terms are defined under the Plan, as amended).

NOW THEREFORE, the Plan is hereby amended, effective as of January 1, 2015, as follows:

1.	Sections 1.57 and 1.58 are hereby added to Article I of the Plan, as follows:

“1.57. “Performance Share” shall mean a “Performance Share” as defined in the Republic Services, Inc. Amended and Restated 2007 Stock Incentive Plan (or any successor plan maintained by the Company).

1.58. “Stock-Settled Performance Share” shall mean the portion of a Performance Share that is settled in Stock.”

2.	Section 1.42 of the Plan is hereby amended and restated in its entirety, as follows:

“1.42.
“Plan Compensation” for any Plan Year shall mean the sum of a Participant’s (i) Base Salary, Commissions, Bonus, SIP Amounts, and LTIP Amounts (excluding Stock-Settled Performance Shares), to the extent each of which is included in the Participant’s W-2 compensation for the applicable year, (ii) elective deferrals to the 401(k) Plan, (iii) Annual Deferral Amount (excluding restricted stock units and Stock-Settled Performance Shares that a Participant defers in accordance with Article III), and (iv) deferrals excluded from taxable wages under Code §125.”

3.	Section 3.6 of the Plan is hereby amended and restated in its entirety, as follows:

“3.6. Company Restoration Matching Amount. A Participant’s Company Restoration Matching Amount for any Plan Year shall be an amount equal to the lesser of (i) two percent (2%) of the Participant’s Plan Compensation for such Plan Year in excess of the Code §401(a)(17) limits (which is $260,000 for 2014 and as adjusted thereafter), or (ii) fifty percent (50%) of the Participant’s Annual Deferral Amount (excluding restricted stock units and Stock-Settled Performance Shares that a Participant defers in accordance with Article III) for such year. The Participant’s Company Restoration Matching Amount, if any, shall be credited to and distributed with the Participant’s Annual Account (or, as applicable, component thereof) for the applicable Plan Year on a date or dates to be determined by the Committee, in it sole discretion. The Company Restoration Matching Amount shall be credited in the Republic Services Stock Unit Fund in the 2005 Plan Year and in cash in all future Plan Years. Notwithstanding the foregoing, the Restoration Matching Amount shall not be credited to any Participant who is a Director.”

4.	Section 3.9(c)(i) of the Plan is hereby amended and restated in its entirety, as follows:

“(i)
If a Participant elects, in accordance with such rules and procedures established by the Committee, to defer a restricted stock unit award or a Stock-Settled Performance Share award, the Participant will be automatically and irrevocably credited with a corresponding number of units under the Republic Services Stock Unit Fund (the “Units”) under this Plan. Except as provided in Section 3.9(c)(v), Participants may not select any Measurement Fund to be used to determine the amounts to be credited or debited to their Republic Services Stock Unit Fund. Further, no other portion of the Participant’s Account Balance can be either initially allocated or re-allocated to the Republic Services Stock Unit Fund. Except as provided in Section 3.9(c)(v) below, Units allocated to the Republic Services Stock Unit Fund on behalf of any Participant shall only be distributable to the Participant in actual shares of Stock equal in number to the number of the Participant’s vested Units. The Units remain subject to the vesting and forfeiture provisions set forth in the applicable award or other applicable agreement. Any fractional share of Stock shall be distributed in cash in an amount equal to the fair market value of the fractional share of Stock.”

5.	Except as amended herein, all other provisions of the Employment Agreement remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Company has caused the Plan to be amended as set forth herein as of February 10, 2015.

REPUBLIC SERVICES, INC.

By:	/s/ Jeffrey A. Hughes
Name:	Jeffrey A. Hughes
Title	Executive Vice President